Exhibit 10.1

THE JEFFREY LEASE
PURCHASE, PARTICIPATION AND OPERATIONS AGREEMENT
BY AND BETWEEN
STRATEX OIL & GAS, INC.
AND
 MESA RESOURCES, INC.

NOVEMBER 22, 2013

This Purchase, Participation and Operations Agreement (this “Agreement”) is entered into this 22nd day of November, 2013 by and between Stratex Oil & Gas, Inc. (“Stratex” or “Buyer”), a Colorado Corporation whose address is 30 Echo Lake Road, Watertown, Connecticut 06795 and Mesa Resources, Inc. (“Mesa” or “Seller”), a Nevada Corporation whose address is 2140 E. Southlake Boulevard, Suite L-640, Southlake, Texas 76092. Stratex and Mesa may hereinafter be referred to collectively as the Parties or individually as a Party.

The purposes of this Agreement are (1) to set forth the Terms and Conditions under which  Stratex is to acquire from Mesa and Mesa is to sell and convey to Stratex certain working and net revenue interests (the “Interests”) in and to a Callahan County, Texas oil and gas property known as the Jeffrey Lease (the “Property”); (2) to describe the drilling, completion and workover activities (the “Work Program”) that are to be conducted on the lease by Mesa; (3) to define the understanding between the Parties regarding operatorship of the Property; (4) to establish an Area of Mutual Interest (“AMI”)  between the Parties in the vicinity of the Property; and (5) to provide guidelines to govern the pursuit of additional opportunities within the AMI.

The Interests and the Property are more fully described in the exhibit attached hereto as Exhibit “A” to this Agreement. An overview of the Work Program is also presented in  Exhibit “A”. The fixed cost arrangement under which the Work Program will be conducted (the “Turnkey Agreement”) is outlined in the exhibit attached hereto as Exhibit “B” to this Agreement. Additional exhibits are described in the Terms and Conditions section of this Agreement.

The Parties acknowledge, approve and agree to the following Terms and Conditions:

THE TERMS AND CONDITIONS

1.
Stratex hereby agrees to purchase from Mesa 64% working interest and 48.64% net revenue interest (net to gross ratio of 76%) in and to the 60 acre pooled tract described in Exhibit “A” in accordance with the provisions of Exhibit “A” (the Program Overview). In the event of a conflict between the provisions of Exhibit “A” and the provisions of this Agreement, the provisions of this Agreement shall prevail.

2.	Mesa hereby agrees to sell and to convey to Stratex 64% working interest and 48.64% net revenue interest (net to gross ratio of 76%) in and to the 60 acre pooled tract described in Exhibit “A”.

3.
As implied by the before and after payout interests set forth in the Program Overview included in Exhibit “A”, Mesa is entitled to a 1/8th (12.5%) back-in working interest after payout. The 12.5% back-in working interest shall include a net revenue interest of 9.5%. The burden of the back-in interest to Mesa shall be borne by all working interest owners proportional to each working interest owner’s before payout working interest. Accordingly, Stratex shall bear 64% of the back-in and therefore shall assign 8.0% working interest and 6.08% net revenue interest to Mesa or to Mesa’s designee after payout.

4.
For the purposes of  the Mesa back-in , the term “after payout”  shall be defined as the first day of the month following the month during which the cumulative net operating income received by Stratex from the Jeffrey Lease equals the Cash Payment made by Stratex to Mesa (see Section 8 of this Agreement)

5.
Stratex hereby agrees to participate with its full 64% working interest in the Work Program described in Exhibit “A”. Stratex acknowledges and agrees that Mesa Operating, LLC (“MesaOp”), a wholly owned subsidiary of Mesa Resources, Inc.,  shall serve as the Operator of Record and as Operator in Fact of the Work Program. However, Stratex, as the majority working interest owner, shall be provided timely and accurate reports on all activities under the Work Program, shall have the right to participate with MesaOp in significant operational decisions, and shall have the right to have a representative of its choice observe any or all aspects of the Work Program.

6.
Mesa hereby attests that it has sold the other 36% working interest and 27.36% net revenue interest in and to the 60 acre pooled tract to third parties (the “Third Party Working Interest Owners”). The names, amounts of working and net revenue interests, addresses for notices and billing purposes and other essential contact data for the Third Party Working Interest owners are to be listed in Exhibit “A” to the JOA described in Paragraph 16 below.  Mesa further attests that the Third Party Working Interest Owners are obligated to participate in the Work Program with their combined 36% working interest and that 100% of the funds required to pay the Third Party Working interest Owners share of the Work Program costs are in Mesa’s possession.

7.
The price to be paid by Stratex to Mesa for its purchase of 64% working interest in the Property and for its share of the costs of the Work Program (the “Purchase and Participation Price”) shall include a cash payment of $300,800.00 (the “Cash Payment”) and the assignment to Mesa of 150,000 shares of the common stock of Stratex Oil & Gas Holdings, Inc.

8.
The Purchase and Participation Price is an all- inclusive fixed turnkey price. Stratex shall not be responsible for any portion of cost over-runs, if any, nor be entitled to the benefits of cost savings, if any,  resulting from Work Program activities. However, in the event any of the new wells drilled under the Work Program are deemed to be dry holes based on open hole evaluation and the Parties elect not to set production casing on that well or wells, a fair and reasonable estimate of what the completion cost of that well or wells would have been shall be provided to Stratex by Mesa.  Stratex’s share of the un-expended completion costs shall then be refunded to Stratex.

9.
The transaction contemplated by this Agreement shall be closed and funded (“Closing”) on or before November 27, 2013. At Closing Stratex shall deliver or cause to be delivered to Mesa the Cash Payment and a stock certificate or stock certificates as directed by Mesa and Mesa shall deliver to Stratex an Assignment and Bill of Sale in the form of the assignment and Bill of Sale attached hereto as Exhibit “D”. Each Party shall also deliver at Closing all other closing documents as set forth below and/or as agreed upon between the Parties.

10.
MesaOp shall commence the activities described in the Work Program as soon as possible after closing and funding occurs and shall diligently conduct said operations without interruption until the Work Program is complete. It is anticipated that all activities included in the Work Program will be completed prior to December 31, 2013.

11.
Upon completion of the Work Program Stratex shall have the right but not the obligation to assume operatorship of the pooled 60 acre tract referred to herein as the Jeffrey Lease. Stratex may exercise this right at the time of its choice and  at its sole discretion. To facilitate an orderly transition of operatorship from MesaOp to Stratex, MesaOp shall deliver to Stratex at closing un-dated but signed duplicate originals of Railroad Commission FORM P-4. The P-4’s shall designate Stratex Oil & Gas, Inc. as the new operator of the Jeffrey Lease.

12.
The Parties agree to establish an Area of Mutual Interest (“AMI”) centered around the Jeffrey Lease and to enter into an AMI Agreement. The AMI shall be a square with each side five miles in length. The east and west boundaries of the square shall be parallel lines that run north and south and the north and south boundaries of the square shall be parallel lines that run east and west. The five-mile square shall be centered on the location of the Jeffrey A #1 well.

13.
The AMI Agreement shall set forth provisions pertaining to the acquisition and exploitation of additional leases and opportunities within the AMI by the Parties. The AMI Agreement shall be executed by the Parties prior to or simultaneously with Closing with the Parties exchanging fully executed copies of the AMI Agreement at Closing.

14.
Among other provisions to be included in the AMI Agreement, one of the primary provisions will be a commitment by Mesa and its principal, Mr. Kevin Chennault, to make a good faith, best efforts attempt to transfer to Stratex the good will that Mesa and Mr. Chennault enjoy with local landowners, ranchers and the community at large but especially with Mr. Jeffrey and Mr. Davis.

15.	Mesa shall make a good faith effort to get the Third Party Working Interest Owners to join the AMI Agreement.

16.
Operations of the Jeffrey Lease subsequent to completion of the Work Program will require a Joint Operating Agreement (“JOA”) among the working interest owners. Mesa must be a party to the JOA by virtue of its back-in entitlement. Prior to closing the Parties shall negotiate and execute a mutually acceptable JOA. Prior to Closing Mesa shall obtain an executed copy of the JOA from each of the Third Party Working Interest Owners. At Closing Mesa shall deliver to Stratex a copy of the JOA executed by all working interest owners or multiple copies of the JOA executed in kind by each working interest owner.

17.	In the event there is a delay between completion of the Work Program and assumption of operatorship by Stratex, Mesa shall operate the Property in accordance with the JOA.

18.
 Also in the event there is a delay between completion of the Work Program and the assumption of operatorship by Stratex, Mesa agrees to cause the crude oil purchaser to set up Stratex for direct payment of its share of revenue from oil sales.

19.
In lieu of completing the Purchaser Questionnaire provided by Mesa, Stratex hereby assures Mesa that it is a qualified Purchaser and has the ability and the authority to proceed with the transaction contemplated by this Agreement. Stratex further agrees to provide whatever additional information is necessary to complete the transaction and/or to operate the Property in an orderly fashion.

20.	Additional Terms and Conditions may be added to this Agreement by mutual agreement in writing between the Parties.

ACKNOWLEDGMENT, APPROVAL AND ACCEPTANCE

By execution hereof the Parties acknowledge that this Agreement does accurately set forth the agreement between the Parties and each Party accepts, approves and agrees to be bound by the Terms and conditions set forth herein.

FOR SELLER:
MESA RESOURCES, INC
BY_________________________
                       (signature)
KEVIN CHENNAULT, PRESIDENT
DATE _______________________

FOR BUYER:
STRATEX OIL & GAS, INC.
BY_________________________
                       (signature)
STEPHEN P. FUNK, CHIEF EXECUTIVE OFFICER
DATE _______________________

EXHIBIT A
TO PURCHASE, PARTICIPATION AND OPERATORSHIP AGREEMENT
BY AND BETWEEN
STRATEX OIL & GAS, INC
AND
MESA RESOURCES, INC.

I.	MESA’S ADDRESS :

MESA RESOURCES, INC.
2140 E. Southlake Blvd., Suite L-640
Southlake, Texas 76092
(972) 964-6401

II.
PROPERTY DESCRIPTION: Approximately 57.69 acres of land consisting of a tract of approximately 28.91 acres out of the southwest corner of Section 102 and a tract of approximately 28.78 acres out of the northwest corner of Section 103, both Sections being in the B.B.B. & C.R.R. Co. Survey, Abstract No. 48, Callahan County, Texas. The land included _____ acres leased from Mr. Morton Jeffrey and ____ acres leased from Mr. ______. The two leases have been pooled and are treated as a single lease.

III.	Existing Well Bores:

a.	Producers- Jeffrey #2, #4, & #7A
b.	Injectors- Jeffrey #A1, 3A

IV.	Work Program: Drill and complete three new wells; workover and convert A#1 well from injector to producer; and pull, clean out pump and return #7 A to production.

V.	PROGRAM OVERVIEW:

LOCATION:	Callahan County, Texas

FIELD:	EGN (King Sand)

NO. WELLS:	3 Existing Producing, 1 Rework & 3 New Drills.

A-1

PAY ZONES:	King Sand, Tannehill & Saddle Creek

WELL DEPTH:	+/- 1,500 Ft.

LEASE ACREAGE:	60 Acres

WORKING INTEREST TO INVESTORS BPO:	100%

NET REVENUE TO INVESTORS BEFORE PAYOUT:	76%

WORKING INTEREST TO INVESTOR APO:	87.5%

NET REVENUE TO INVESTORS APO:	66.50%

TURNKEY INVESTMENT:	$47,000 PER 10% W.I.

TOTAL SUBSCRIPTION:	$470,000.00 representing 100% WI turnkey through drilling, testing and completion.

PROPOSED ACTIVITIES	Rework the Jeffrey #A1 well and Drill the Mesa-Jeffrey #1, #2 & #3 Wells to a total depth of 1,500’ or a depth sufficient enough to test the King Sand Formation and complete and equip if necessary.

OPERATOR:	Mesa Operating, LLC

TURNKEY PROGRAM:	In order to eliminate certain cost overruns and limit liability to the participants.

INVESTMENT OBJECTIVES:	Establish oil and gas production creating monthly cash flow and distributions to participants. Cash flow, if any is expected to commence within 60-90 days after a successfully completed Well.

A-2

EXHIBIT B
TO PURCHASE, PARTICIPATION AND OPERATORSHIP AGREEMENT
BY AND BETWEEN
STRATEX OIL & GAS, INC
AND
MESA RESOURCES, INC.

TURNKEY AGREEMENT

Mesa-Jeffrey Wells, Callahan County, Texas

In consideration of the Turnkey drilling price, Mesa Resources, Inc. agrees to (1) drill or cause to be drilled vertically the Mesa-Jeffrey #1, #2 & #3 wells to a depth of approximately 1,500 + feet each, or a depth sufficient enough to test the King Sand formation, (2) rework the Jeffrey #A1 well, and (3) pull,  clean out and re-run the down hole pump on the Jeffrey #7A.

The responsibilities of Mesa provided under the Turnkey Agreement shall comprise of the following:

1.           Permit the wells, survey and stake locations.

2.           Build the necessary roads and prepare location.

3.           Dig all pits for drilling and completion if warranted, backfill pits and restore surface.

4.           Pay for damages to surface and crops if necessary.

5.           Secure and maintain adequate insurance coverage against liabilities arising out of drilling the prospect wells.

6.           Furnish all water, fuel, bits and other related items necessary for the drilling of the wells.

7.           Run all logs and test that a responsibly prudent Company would perform in order to determine whether a completion attempt should be made.

8.           Have a certified geologist/log analytst review the logs and other tests to determine whether a completion attempt should be made.

9.           Arrange for the expedient hook up of the prospect wells assuming it is capable of producing commercial quantities of oil and or gas and providing the following production equipment in connection thereof: Tank Battery, Separator or Gun Barrel, Pump Jack, Rods and Tubing.  Excluded: Submersible or PC Pumps, Pipelines, Cattle Guards, Fences, Gates and Painting of Equipment.

10.           Provide Division Order data to crude oil purchaser so that revenues can be disbursed in a timely fashion to all  participants.

11.           Provide all daily drilling reports and pertinent information pertaining to the drilling and completion of the wells to all participants.

B-1

EXHIBIT D
TO PURCHASE, PARTICIPATION AND OPERATORSHIP AGREEMENT
BY AND BETWEEN
STRATEX OIL & GAS, INC
AND
MESA RESOURCES, INC.

FORM OF ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF TEXAS

COUNTY OF CALLAHAN

THAT FOR AND IN CONSIDERATION OF the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned __________________________________________________________________________________________________________________________________________________________________________ hereinafter referred to as “Assignor”, hereby GRANTS, BARGAINS, TRANSFERS, CONVEYS AND ASSIGNS unto ______________________ whose address is __________________________________________________, hereinafter referred to as “Assignee”, ________________ PERCENT (___%) WORKING INTEREST, and an _________PERCENT (___%) NET REVENUE INTEREST, in and to the Oil and Gas Lease described in Exhibit “A”, attached hereto and made a part hereof for all purposes, TO HAVE AND TO HOLD the same unto Assignee his successors, and assigns.

Assignor warrants and agrees to defend title to the property being conveyed hereby against the claims and demands of all persons claiming or to claim the same, by, through or under Assignor, but not otherwise. Assignor assigns and subrogates unto Assignee, his successors and assigns all warranties and actions in warranty heretofore given by others. PERSONAL PROPERTY AND EQUIPMENT IS CONVEYED ON AN “AS-IS” BASIS, AND ASSIGNOR DOES NOT WARRANT THE CONDITION OF SAID PERSONAL PROPERTY OR EQUIPMENT, EVEN AS TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Assignee shall comply with and does hereby assume and agree to perform its proportionate part of all express and implied covenants, obligations and reservations contained in the Lease, and further agrees that the interests assigned herein is subject to and Assignee shall bear that proportionate share of all existing burdens on the Lease.

This Assignment shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto, and the terms, provisions and conditions herein contained shall be considered as covenants running with the ownership of the oil and gas leasehold estate.

D-1

IN WITNESS ‘WHEREOF, this Assignment is dated effective the ________ day of ___________, 2013

(ASSIGNOR)

_______________________

_______________________

Acknowledgment:

STATE OF TEXAS	§
§
COUNTY OF CALLAHAN	§

This instrument was acknowledged before me on this the ___day of _____________, 2013, by ______________________, _________ of _______________________, a _______ corporation, on behalf of the corporation.

________________________________
Notary Public, State of Texas

D-2